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NON-ASSERTION AGREEMENT

This Agreement made and entered into this 21st day of December, 2016 (hereinafter referred to as the “Effective Date”), by and between:

MITSUBISHI CHEMICAL CORPORATION, a corporation organized and existing under the laws of Japan and having its principal office at 1-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8251, Japan (hereinafter referred to as “MCC”); and

BIOAMBER INC., a corporation organized and existing under the laws of the State of Delaware and having its corporate office at 1250 Rene-Levesque West, Suite 4310, Montreal, Quebec, Canada, H3B 4W8 (hereinafter referred to as “BA”);

WITNESSETH:

WHEREAS, MCC owns patents and patent applications relating to, bio-based succinic acid, polyester polyol and polyurethane;

WHEREAS, BA wishes to obtain certain rights under said MCC’s patents and patent applications;

WHEREAS, MCC is willing to grant such rights under the terms and conditions as set forth herein below; and

NOW THEREFORE, in consideration of the mutual covenants and conditions assumed by the parties hereto, it is agreed as follows:

Article 1: Definitions

As used herein, the following terms have the meanings respectively assigned to them herein below:

1.1

“BA Affiliates” means any and all entities controlled by BA during the term of this Agreement, where “controlled” by BA shall mean the power to conduct the affairs of another entity by reason of the ownership of the majority of the voting stock or partnership interest; provided that BioAmber Sarnia Inc. shall be considered as a BA Affiliate unless the total amount of the equity ownership interest owned in BioAmber Sarnia Inc. by BA and Mitsui Co., Ltd. is fifty percent (50%) or less.

1.2	“BA Related Entities” means any and all entities in which BA, directly or indirectly, owns an equity ownership interest of at least thirty percent (30%) but not more than fifty percent (50%).

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1.3

“BA Plants” means the following plants: (a) a BSA manufacturing plant with a designed annual capacity of thirty thousand metric tons of BSA which is owned by BioAmber Sarnia Inc. and located in Sarnia, Canada (“Sarnia Plant”) and (b) one or more BSA manufacturing plants other than the Sarnia Plant with the total designed annual capacity of up to seventy thousand metric tons of BSA which will be owned by BA, BA Affiliates or Licensed BA Related Entities.

1.4	“BSA” means crystalline succinic acid manufactured by a fermentation process using a bio-based feedstock.

1.5

“Calendar Year” means each successive twelve (12)-month period beginning on the first day of January during the term of this Agreement, provided that the first Calendar Year shall be the period shorter than twelve (12) months which begins on the Effective Date and ends on the last day of December, and the last Calendar Year shall be the period shorter than twelve (12) months which ends on the expiration or termination of this Agreement.

1.6

“Change of Control in BA” shall mean (a) any consolidation or merger of BA with or into any other corporation or other entity or person, or any other corporate reorganization; or (b) any transaction or series of related transactions to which BA is a party in which in excess of 50% of BA’s voting power is transferred; or (c) a sale, lease, exclusive license or other disposition of all or substantially all of the assets or business of BA.

1.7	“Customer” means a third party customer who purchases BSA, directly from BA, or through BA’s agents, distributors and/or customers, from BA.

1.8

“MCC Patents” means patents and patent applications owned or controlled by MCC as of the Effective Date and listed in EXHIBIT A, as well as all existing and future priority documents, national stage applications, continuations, continuations-in-part, divisions, reissues, reexaminations, renewals and extensions thereof.

1.9

“BSA Patents” means patents and patent applications owned or controlled by MCC as of the Effective Date comprising one or more claims related to BSA and/or method for production of BSA, as well as all existing and future priority documents, national stage applications, continuations, continuations-in-part, divisions, reissues, reexaminations, renewals and extensions thereof.

1.10

“PU/PO” means (i) polyester polyols, having a number average molecular weight of between 950 and 3050 by calculating the hydroxyl number in accordance with JIS K1557-1 (2007), which will be produced by the reaction of aliphatic diols and one or more organic dicarboxylic acid and the manufacture, use and/or sale of which would infringe any of the MCC Patents, and (ii) polyurethanes produced by the reaction only of such polyester polyols and isocyanate

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and the manufacture, use and/or sale of which would infringe any of the MCC Patents.

Where:

“aliphatic diols” consists only of monoethylene glycols, diethylene glycols, trimethylolpropane, polyethylene glycol, 1,3-propanediol, 1,4-butanediol, and/or 1.6-hexandiol and shall not contain diols other than such aliphatic diols; and

“one or more organic dicarboxylic acid” shall consist of at least thirty percent of bio-based succinic acid.

It is understood that polyols used in the above mentioned polyurethanes shall be limited to those specified in (i) of this Article 1.10 and the other polyols (including but not limited to polyether polyols, polycarbonate polyols) shall not be used for the manufacture of the above mentioned polyurethane.

In addition to the polyester polyols and polyurethanes comprised within the abovementioned definition, PU/PO also means and includes any polyester polyols and any polyurethanes having been commercialized in any part of the world as of July 13, 2015, as reasonably demonstrated by BA, the manufacture, use and/or sale of which would infringe any of the MCC Patents.

1.11	“Territory” means all countries in European Union and North America.

Article 2: Grant of RIGHTS

2.1	Subject to the terms and conditions of this Agreement, MCC agrees not to assert its rights under the BSA Patents against:

(i)

BA in respect of (a) the manufacture or toll manufacture by BA of BSA (thus manufactured or toll manufactured BSA shall be hereinafter referred to as “BA’s BSA”), (b) the manufacture or toll manufacture by BA of salt, ester or anhydride of BA’s BSA, and (c) the offer for sale, and/or sale by BA of BA’s BSA and salt, ester or anhydride of BA’s BSA, and

(ii)

any third party in respect of (a) the use by such third party of BA’s BSA and salt, ester or anhydride of BA’s BSA, and (b) the offer for resale and/or resale by such third party of BA’s BSA and salt, ester or anhydride of BA’s BSA

(collectively, the “BSA Non-Assertion Covenant”).

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For clarity, the BSA Non-Assertion Covenant will not extend to any derivative products made with BSA.

2.2	Subject to the terms and conditions of this Agreement, including Article 2.3, MCC agrees not to assert its rights under the MCC Patents against:

(i)	BA and any third party in respect of the offer for sale, sale by BA of and/or resale by such third party of BA’s BSA for use in the manufacture of PU/PO in the Territory,

(ii)	a Customer in respect of the manufacture by such Customer of PU/PO using BA’s BSA in the Territory and of the use, offer for sale and sale of thus manufactured PU/PO in the Territory, and

(iii)	a third party who purchases such PU/PO in respect of the use, offer for resale and resale by such third party of such PU/PO in the Territory

(collectively, the “PU/PO Non-Assertion Covenant”).

For clarity, the PU/PO Non-Assertion Covenant will not extend to any derivative products made with PU/PO.

2.3

If BA wishes that PU/PO Non-Assertion Covenant applies to a transaction in which BA elect to make sale of BSA to such Customer for use by such Customer in the manufacture of PU/PO, BA shall inform MCC in writing of such transaction, including the name, location of the legal entity of the Customer and the specific products, and the PU/PO Non-Assertion Covenant shall only apply to any such informed transaction (a “Qualified Transaction”).  All Qualified Transactions shall be indicated in BA’s internal records available for review by MCC pursuant to Article 4.

2.4

It is understood that MCC has granted to PTT MCC Biochem Company Limited, fifty percent (50%) of the voting stocks of which are owned by MCC, an exclusive license under some of the MCC Patents to manufacture, use and sell polybutylene succinate (“PBS”) and polybutylene succinate adipate (“PBSA”) in the world.  BA hereby acknowledges that, except as expressly stipulated in Article 2.2 above, the BSA Non-Assertion Covenant shall not include the right and license for any Customer to manufacture, use and sell any products made using BSA and covered by any of the MCC Patents nor any specific rights related to PBS or PBSA.  In addition, BA hereby undertakes that during the term of this Agreement, BA shall not sell BSA directly to any manufacturer of PBS or PBSA, as the case may be, other than PTT MCC Biochem Company Limited, located in a country where any of the claims related to PBS or PBSA, as the case may be, comprised within the MCC Patents are then granted and in force, for the production of PBS or PBSA by such manufacturer. BA, by itself or through its

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agents and/or distributors, shall reasonably make the Customers aware that the non-assertion granted by MCC under this Agreement shall not include the right and license for any Customer to manufacture, use and sell any products other than PU/PO made using BSA and covered by any of the MCC Patents nor any specific rights related to PBS or PBSA.

2.5

The rights of BA under Article 2.1 above shall extend to BA Affiliates, subject to Article 3.3.  BA shall pay and account to MCC for royalties hereunder with respect to the exercise by any of BA Affiliates of the rights granted to it hereunder.  BA Affiliates shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of BA.  BA represents to MCC that it has the power to bind each such BA Affiliate to the terms and conditions of this Agreement and agrees to take whatever action is necessary to legally bind such BA Affiliates.  The rights granted to BA Affiliates shall terminate on the date when such BA Affiliates ceases to be BA Affiliates.

In addition, the rights of BA under Article 2.1 shall also extend to any BA Related Entity, if the majority equity owner of any such BA Related Entity becomes a party to this Agreement and agrees to be responsible for the observance and proper performance by such BA Related Entity of the terms and conditions of this Agreement and represents to MCC that it has the power to bind each such BA Related Entity to the terms and conditions of this Agreement and agrees to take whatever action is necessary to legally bind such BA Related Entity. BA Related Entity to which the rights of BA under Article 2.1 extend pursuant to this Article 2.5 shall be referred to “Licensed BA Related Entity”. BA shall pay and account to MCC for royalties hereunder with respect to the exercise by any of Licensed BA Related Entities being bound by the terms and conditions of this Agreement of the rights granted to it hereunder.  Any breach of the terms and conditions of this Agreement by a Licensed BA Related Entity shall be considered as a breach of this Agreement by BA, and in such event, BA and the majority equity owner of such Licensed BA Related Entity which is in breach of the terms and conditions of this Agreement shall cause such BA Related Entity to cease to practice the BSA Patents.

2.6

The rights of BA under Article 2.2 above shall extend to BA Affiliates, subject to Articles 2.3 and 3.4.  BA shall pay and account to MCC for royalties hereunder with respect to the exercise by any of BA Affiliates of the rights granted to it hereunder.  BA Affiliates shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of BA.  BA represents to MCC that it has the power to bind each such BA Affiliate to the terms and conditions of this Agreement and agrees to take whatever action is necessary to legally bind such BA Affiliates.  The rights granted to BA Affiliates shall terminate on the date when such BA Affiliates ceases to be BA Affiliates.

2.7

To the extent that any of the MCC Patents are not owned by MCC or if any third party has the right to enforce any of the MCC Patents or the BSA Patents, or if MCC grants to one or more third parties the right to enforce any of the MCC Patents or the BSA Patents, then MCC agrees to cause such third party to also abide by the terms and conditions of the non-assertion

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covenants set out herein.

Article 3:  Consideration and Payment

3.1	In consideration of the BSA Non-Assertion Covenant by MCC under Article 2.1 above, BA shall make the following payments in the manner specified herein below:

(a)	No later than December 31st, 2016, a down payment fee of Five Hundred Thousand United States Dollars (US$500,000.);

(b)	No later than March 31st, 2017, a second down payment fee of Five Hundred Thousand United States Dollars (US$500,000);

(c)

Within thirty (30) days after the end of each Calendar Year, a running royalty equal to [***] on BA’s BSA or salt, ester or anhydride of BA’s BSA manufactured, have manufactured and sold by BA, by BA Affiliates or by Licensed BA Related Entities during the Calendar Year in question to Customers, or a minimum annual royalty of [***], whichever is greater, provided that no such minimum annual royalty shall be due and payable for the Calendar Year ending on December 31, 2016.

If and when the total aggregated royalty paid by BA, BA Affiliates and Licensed BA Related Entities pursuant to this paragraph (c) of this Section 3.1 reaches [***], BA, BA Affiliates and Licensed BA Related Entities will be required to pay no further royalty under this Section 3.1, and the BSA Non-Assertion Covenant will continue to apply as provided in this Agreement during the remaining term of this Agreement and will be considered as being fully-paid, subject to Section 3.3.

3.2	In consideration of the PU/PO Non-Assertion Covenant by MCC under Articles 2.2 and 2.3 above, BA shall make the following payments to MCC in the manner specified herein below:

(a)	Within thirty (30) days after the Effective Date, a down payment fee of One Hundred Thousand United Sates Dollars (US$100,000.); and

(b)

Within thirty (30) days after the end of each Calendar Year during the term of this Agreement, solely with respect to Qualified Transactions, a running royalty equal to [***] on BSA sold by BA or by BA Affiliates during the Calendar Year in question, or a minimum annual royalty of [***], whichever is greater, provided that no such minimum annual royalty shall be due and payable for the Calendar Year ending on December 31, 2016.

3.3	The down payments specified in Article 3.1(a) and Article 3.1(b) above shall be paid for one hundred thousand metric tons per year (100,000MT/y) of BSA manufactured at BA Plants. If

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BA’s total manufacturing capacity of BSA (including those of BA Affiliates and Licensed BA Related Entities) exceeds one hundred thousand metric tons per year of BSA in any manner, BA shall pay MCC for such incremental capacity (or any subsequent incremental capacity) a further one-time down payment equal to [***] per annual incremental ton of BSA, within ninety (90) days following the beginning of the commercial operation of any such incremental capacity.

3.4

The PU/PO Non-Assertion Covenant by MCC under Articles 2.2 and 2.3 above shall be considered fully paid up once the aggregate payments to MCC pursuant to Article 3.2 above reaches [***], as long as annual quantities of BSA sold to the Customers with whom BA makes the Qualified Transactions are equal to or less than thirty thousand metric tons per year of BSA.  If the annual quantities of BSA sold to the Customers with whom BA makes the Qualified Transactions exceeds thirty thousand metric tons per year of BSA, both Parties shall discuss and determine a paid-up license fee up to which the running royalty under Article 3.2 (b) shall be paid by BA for such incremental increase in capacity (or for any subsequent incremental increase in capacity) before sale of such incremental amount of BSA by BA and such BA Affiliates.

3.5	Fees paid to MCC pursuant to Sections 3.1 and 3.2 above shall not be returned. This Section 3.5 shall in no event prevent BA from claiming damages in material breach by MCC of this Agreement.

3.6

All payments to MCC to be made pursuant to this Agreement shall be made by telegraphic transfer in United States Dollars to MCC’s bank account number 0175014 at the Bank of Tokyo-Mitsubishi UFJ Ltd., Head Office, Tokyo, Japan, or to such other MCC account of bank as may be designated by MCC by at least thirty (30) days prior written notice.

3.7

If BA fails to make any payment hereunder when due for reasons whatsoever, the amount of the payment which is delayed shall, without notice, be subject to payment of interest at the rate of the prime interest rate charged by banks in Tokyo plus ten percent (10%) compounded quarterly for so long as such payment remains unpaid.  The payment of such interest by BA shall be in addition to any other remedies which are available to MCC.

3.8

Any and all taxes (including, without limitation, incomes taxes and value added taxes), duties, foreign exchange commissions or any other costs and expenses to be imposed or levied upon any payments hereunder shall be borne and payable by BA without deduction from the amount payable by BA hereunder. For clarity, any taxes imposed on MCC as a result of the revenues earned resulting from receipt by MCC of the payment of the amounts set forth in this Article 3, including but without limitation any income taxes, shall be excluded from any and all taxes to be borne by BA pursuant to the first provision of this Article 3.8. Therefore, if any amount to be paid by BA to MCC hereunder is subject to governmental income tax in Canada which BA is required to pay or withhold, BA may deduct such tax from said amount to be paid to MCC

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hereunder in accordance with the convention between Canada and Japan for the avoidance of double taxation for income tax.  In the event that BA pays or withholds such tax, BA shall furnish to MCC true copies of the official tax receipts which are applicable to such payments or withholdings and which designate MCC as a tax payer.

3.9

At the reasonable request of BA, MCC will provide direct invoicing to any Licensed BA Related Entity and BA Affiliate with respect to the royalties applicable to each Licensed BA Related Entity and BA Affiliate, and agrees that royalties and royalty reports due under this Agreement with respect to BSA used and/or sold by the Licensed BA Related Entities and BA Affiliates can be reported and paid directly to MCC by such Licensed BA Related Entities and BA Affiliates.  It is clearly understood and agreed that, in the event the Licensed BA Related Entities and BA Affiliates fails to make proper and timely royalty payments and reports, such royalty payments and reports shall be made by BA.

ARTICLE 4:  REPORTS AND RECORDS

4.1

Within thirty (30) days after the end of each Calendar Year during the term of this Agreement, BA shall report to MCC in writing whether or not any running royalties has accrued to MCC under Articles 3.1 and 3.2 above during each such Calendar Year.  Such report shall include a statement showing a computation in reasonable detail, sufficient to enable MCC to confirm the amount of the running royalties so accruing or shall state that no payment is due.

4.2

BA shall keep true records and books of account containing an accurate record of all data necessary to identify BSA subject to the payment of a fee to MCC under this Agreement and for the determination of the amounts payable to MCC under this Agreement.  BA shall permit MCC to have such records and books of account examined at all reasonable times during regular business hours by a certified public accountant selected by MCC and acceptable to BA for the purpose of determining the accuracy of any of the statements to be rendered by BA pursuant to Article 4.1, provided that the examination with respect to any statement is made within five (5) years after the rendering of such statement.  Reports made to MCC in connection with such examination shall be limited to such information as is necessary to determine the amount of fees due and payable to MCC.  The examination and inspection shall be completed at MCC’s own expense, provided that if any discrepancy or error exceeding three percent (3%) of the money actually due is found in connection with the computation, the cost of such examination and inspection shall be borne by BA.

Article 5: Disclaimer and indemnification

5.1	MCC represents and warrants that, as of the Effective Date, it has the right to grant the rights described in Article 2. Except as expressly stipulated in this Article 5.1, MCC does not make

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any representations, endorsements, guarantees or warranties, express or implied, regarding the MCC Patents and the BSA Patents, including merchantability and/or fitness for a particular purpose, patentability and/or validity of the MCC Patents and the BSA Patents and non-infringement of any patents or other intellectual property rights of third parties.

5.2

MCC shall not be liable to BA for any loss or damage of whatever nature sustained by BA nor for any third party claim against BA arising out of or in connection with this Agreement except if such loss, damage or claim results from a breach by MCC of any of its obligations contained in this Agreement.  BA shall indemnify and hold harmless MCC from and against any and all damage, loss, costs which may be sustained by MCC or BA arising out of or in connection with this Agreement except if such loss, damage or claim results from a breach by MCC of any of its obligations contained in this Agreement.

Article 6: Term and Termination

6.1

This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to Article 6.2, 6.3, 6.4 or 6.5, and the terms and conditions of this Agreement with respect to the BSA Non-Assertion Covenant shall remain in force until the expiration of the last to expire of the patents within the BSA Patents and the terms and conditions of this Agreement with respect to the PU/PO Non-Assertion Covenant shall remain in force until the expiration of the last to expire of the patents within MCC Patents.

Expiration of any of the patents within MCC Patents and the BSA Patents under this Section 6.1 shall include the invalidity, rejection or cancellation of one or more of the patents within MCC Patents confirmed by order, decision or judgment of court or patent office.

6.2

MCC may terminate this Agreement in the event that any fee or other sum owed to MCC pursuant to this Agreement becomes overdue or either party may terminate this Agreement in the event of any other material default by the other party of any of such other party’s obligations contained in this Agreement.  However, the non-defaulting party shall first give the other party a written notice specifying the default and this Agreement shall terminate:

(a)	On the thirty-first (31st) day after the sending of such notice, if the defaulting party shall not have cured non-payment default within thirty (30) days after the sending of such notice; and

(b)	On the sixty-first (61st) day after the sending of such notice, if the defaulting party shall not have cured other material default within sixty (60) days after the sending of such notice.

6.3	In the event either party hereto makes an assignment for the benefit of creditors, becomes insolvent, enters bankruptcy, receivership or other like proceeding (voluntarily or

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involuntarily) or enters into any comparable situation, the other party will have the right to terminate this Agreement forthwith with notice to the defaulting party.

6.4

If BA directly or indirectly questions or contests the validity of patents within the BSA Patents with the goal to invalidate claims related to BSA through an official action in writing, MCC will have the right to terminate the portion of this Agreement that relates to the BSA Non-Assertion Covenant with immediate effect.  If BA directly or indirectly questions or contests the validity of patents within the MCC Patents with the goal to invalidate claims related to PU/PO through an official action in writing, MCC will have the right to terminate the portion of this Agreement that relates to the PU/PO Non-Assertion Covenant with immediate effect.

6.5

In the event of a Change of Control in BA, BA and MCC shall discuss whether or not to continue the PU/PO Non-Assertion Covenant made by MCC under Article 2.2 and 2.3 above within ninety (90) days after the Change of Control happens.  If an agreement on such continuance is not reached within the said ninety (90) day period, MCC will have the right to terminate the PU/PO Non-assertion Covenant with immediate effect, and no further payment would then be due by BA or BA Affiliates or any acquirer of BA’s rights in and to this Agreement with respect to the PU/PO Non-Assertion Covenant pursuant to Section 3.2 of this Agreement; provided that nothing herein will be construed to release BA, BA Affiliates or such acquirer of BA’s rights in and to this Agreement of any obligation matured or accrued prior to the effective date of such termination.

6.6	The obligations of BA for any unpaid amounts under Article 3 due and payable upon the expiration or termination hereof shall survive the expiration or the early termination hereof:

6.7

Termination of this Agreement shall terminate the rights granted to BA under this Agreement after the effective date of such termination.  For clarity, the BSA Non-Assertion Covenant and the PU/PO Non-Assertion Covenant shall continue to apply to all BSA sold prior to termination.  However, termination of this Agreement in accordance with Sections 6.2, 6.3, 6.4 and 6.5 shall be without prejudice to any other rights or remedies of the party hereto for rights or obligations that accrued as of the date of such termination.

Article 7: Settlement of Disputes

7.1

If any dispute or difference of opinion between the parties hereto concerning this Agreement arises, each of the parties shall use its best efforts to settle such dispute or difference of opinion amicably by negotiation.  All disputes, controversies or differences which may arise between the parties hereto, out of or in connection with this Agreement or the breach hereof, which can not be amicably settled by negotiation between them within a reasonable period of

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time, shall be finally settled by arbitration by which each party hereto is bound.  Such arbitration shall be held in New York, NY, the U.S.A. in accordance with the rules of American Arbitration Association.

7.2	All documents to be filed in the course of such arbitration shall be filed in the English language and all oral proceedings shall be conducted in the English language as well.

7.3	Each party shall bear its own costs of arbitration conducted in accordance with this Article.

ARTICLE 8:  CONFIDENTIALITY

8.1

Subject to Article 9.6, each party shall maintain the terms and conditions of this Agreement in confidence and shall not disclose or communicate the same to any third parties or use the same for any purpose other than for the purpose of this Agreement. In addition, MCC shall maintain information related to Qualified Transactions (including any information related to the customers subject to Qualified Transactions) disclosed by BA in confidence and shall not disclose or communicate such information to any third parties or use it for any purpose other than for the purpose of this Agreement.

8.2

Notwithstanding Article 8.1 above, the confidentiality obligations and use restrictions herein shall not apply to any confidential information which – as the receiving party can prove by written instrument – (i) was in the lawful possession of the receiving party prior to the disclosure thereof by the disclosing party or, (ii) is or becomes generally available to the public through no act or failure to act of the receiving party or, (iii) is given to the receiving party by a third party which is under no direct or indirect confidentiality obligation to the disclosing party or, (iv) is developed independently by employees or agents of the receiving party who had no access to Confidential Information disclosed by the other party hereunder.

8.3

Notwithstanding Article 8.1 above, BA may, at its discretion, and on an as-needed basis, disclose the fact that BA has been granted the BSA Non-Assertion Covenant and the PU/PO Non-Assertion Covenant to its customers and to potential customers, provided that BA shall impose on such customers the confidentiality obligations and use restrictions no less stringent than those as BA assumes under this Agreement.

8.4

Notwithstanding Article 6 above, the confidentiality obligations and use restrictions under this Article 8 will be valid during the term of this Agreement and for an additional five (5) years thereafter.

Article 9: Miscellaneous

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9.1

Nothing contained in this Agreement shall be construed as conferring any right to use, in advertising, publicity, or otherwise, any name, trade name, trademark, service mark, symbol or any other identification or any contraction, abbreviation or simulation thereof.

9.2

All notice, request, report, statement, disclosure or other communication hereunder shall be made to the address of the recipient party set forth below or at such other address as the recipient party shall have theretofore in writing designated.

If to MCC:	Mitsubishi Chemical Corporation
Address:	1-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8251, Japan
Attention:	General Manager, Sustainable Resources Department

If to BA:	BioAmber Inc
Address:	1250 Rene-Levesque West, Suite 4310, Montreal, Quebec, Canada, H3B4W8
Attention:	Chief Executive Officer

9.3

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, commitments and writings in respect thereto.

9.4

This Agreement may not be amended, supplemented, released, discharged, abandoned, changed or modified in any manner except by an instrument in writing of concurrent or subsequent date signed by duly authorized officers or representatives of each of the parties hereto.

9.5

This Agreement and the rights and obligations hereof shall not be assigned or transferred by either party hereto to any third party without the prior written consent of the other party hereto.  Notwithstanding the preceding of this Article 9.5, in the event of a Change of Control in BA, subject to Article 6.5 above, BA may assign or transfer this Agreement to any successor of all or substantially all of the assets or business of BA without the consent of MCC and shall, immediately after the transfer of this Agreement to said successor, inform MCC to that effect in writing, provided that such successor agrees to be bound by the terms and conditions of this Agreement.  The confidentiality obligations and use restrictions of BA under Article 8 above shall survive the assignment of this Agreement and continue to bind on BA.

9.6

No public announcement, circular or other public communication in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of either party or their respective affiliates, without the prior written approval of the other party, except if required as a result of the application of the rules and policies applicable to BA as a publicly trading company listed on the New York Stock Exchange.

9.7	The failure of either party hereto to enforce at any time any of the provisions hereof shall not

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

9.8

In the event that any portion of this Agreement not vital to the main purpose of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

9.9	The titles preceding the Articles of this Agreement are for ease of reference only and do not constitute a part of this Agreement.

9.10	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, the United States of America without a reference to its conflict to laws principles.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the representatives of both parties in duplicate.

MITSUBISHI CHEMICAL CORPORATION

By:

Name:
Title:

BIOAMBER INC.

By:

Name:
Title:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXHIBIT A

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